                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                      OF
                                      --

                           ENTERBANK HOLDINGS, INC.
                           ------------------------

     The undersigned, being a natural person of the age of eighteen (18) years or more, for the purpose of forming a corporation under the "General Corporation Law of the State of Delaware", does hereby adopt the following Articles of Incorporation:

                                  ARTICLE ONE
                                  -----------

     The name of the corporation is Enterbank Holdings, Inc.

                                  ARTICLE TWO
                                  -----------

     The address of the corporation's initial registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, Delaware, 19801, County of New Castle, and the name of its initial registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE
                                 -------------

     The corporation is formed for the specific purpose to act as a bank holding company, as defined by the Bank Holding Company Act and any amendments thereto, and is authorized to engage in any and all activities permitted under that Act as well as to engage in all other lawful acts or activities for which corporations may be organized under the "General Corporation Law of the State of Delaware".

                                 ARTICLE FOUR
                                 ------------

     The aggregate number of shares which the corporation shall have authority to issue shall be one million eight hundred seventy nine thousand (1,879,000) shares of common stock par value $.01 each.

     The distinguishing preferences, qualifications, limitations, restrictions and special or relative rights in respect to the common stock is as follows:

     (a) In all elections of Directors of this Corporation, each common shareholder shall have the right to cast as many votes as shall equal (x) the number of such shares held by him or her and multiplied by (y) the number of Directors to be elected, and he or she may cast all of such votes for a single Director or may distribute them among the number of Directors to be elected, or any two (2) or more of them, as such shareholder may deem fit.

                                  ARTICLE FIVE
                                  ------------

     No holder of any shares of stock of the corporation, whether now or hereafter authorized or outstanding, shall have any preemptive or preferential right of any kind to acquire, subscribe for or have offered to him any shares of stock or any other securities of the corporation, whether such stock or other securities are now or hereafter authorized or issued.

                                  ARTICLE SIX
                                  -----------

     The name and mailing address of the incorporator is as follows:

                             Dennis S. Dockins
                             10 South Broadway
                             Suite 1800
                             St. Louis, MO 63102

                                 ARTICLE SEVEN
                                 -------------

     The number of directors shall be fixed by, or in the manner provided in, the By-laws of the corporation. Unless and except to the extent that the By-laws of the corporation shall so require, the election of the directors of the corporation need not be by written ballot.

                                 ARTICLE EIGHT
                                 -------------

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized and empowered:

     (a) to make, alter, change, add to or repeal the By-laws of the corporation.

     (b) subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and

     (c) in addition to the powers and authorities hereinbefore stated or conferred upon the board of directors by the laws of the State of Delaware, to execute all such powers and to do all acts and things as may be exercised or done by the corporation; subject, however, to the express provisions of said laws, this certificate of incorporation and the By-laws of the corporation.

                                 ARTICLE NINE
                                 ------------

     Any director or any officer of the corporation elected or appointed by the stockholders of the corporation or by its board of directors may be removed at any time in the manner prescribed by the By-laws of the corporation.

                                  ARTICLE TEN
                                  -----------

     The duration of the corporation is perpetual.

                                 ARTICLE ELEVEN
                                 --------------

     The corporation shall indemnify all its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware and as further set forth in the By-laws.

                                 ARTICLE TWELVE
                                 --------------

     No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director, as a director; provided, however, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

     IN WITNESS WHEREOF, I have hereunto set my hand this   29th   day
                                                          --------
of December, 1994.



                                             /s/ Dennis S. Dockins
                                       -----------------------------------------
                                                   Dennis S. Dockins

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                           ENTERBANK HOLDINGS, INC.
                           ------------------------

     Enterbank Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation at a meeting duly convened and held adopted the following resolution:

     RESOLVED, that the Certificate of Incorporation of Enterbank Holdings, Inc. is hereby amended so that ARTICLE FOUR thereof shall read in its entirety as follows:

                                 "ARTICLE FOUR
                                  ------------

          The aggregate number of shares which the Corporation shall have authority to issue shall be three million (3,000,000) shares of common stock par value $.01 each.

     The distinguishing preferences, qualifications, limitations, restrictions and special or relative rights in respect to the common stock are as follows:

          In all elections of Directors of the Corporation, each common shareholder shall have the right to cast as many votes as shall equal (x) the number of shares held by him or her, and multiplied by (y) the number of Directors to be elected, and he or she may cast all of such votes for a single Director or may distribute them among the number of Directors to be elected, or any two (2) or more of them, as such shareholder may deem fit."

     SECOND: That said amendment has been approved and authorized by the holders of a majority of the issued and outstanding Common Stock entitled to vote, on July 25, 1996 at a special meeting of the stockholders called and held upon notice in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Fred H. Eller, President of the Corporation, this _____ day of July, 1996.



                                                 /s/ Fred H. Eller
                                       -----------------------------------------
                                       Fred H. Eller, President


ATTEST:



/s/ Frank J. Sgroi
----------------------------------
Frank J. Sgroi, Secretary


STATE OF MISSOURI       )
                        )
COUNTY OF ST. LOUIS     )

     I, Kimberly D.H. Crossman, a Notary Public, do hereby certify that on
        ----------------------
this  30th  day of July, 1996, personally appeared before me Fred H. Eller
     ------
who being by me first duly sworn, declared that he is the President of Enterbank Holdings, Inc., that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.




                                          /s/ Kimberly D.H. Crossman
                                       ----------------------------------------
                                       Notary Public

My Commission Expires:
     Kimberly D.H. Crossman
     Notary Public State of Missouri
     St. Louis County
     My Commission Expires Nov. 20, 1996
----------------------------------------
(SEAL)


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